Exhibit 21.1
Subsidiaries
Flowserve Corporation

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve S.R.L.	Argentina	100

Flowserve Australia Pty. Ltd.	Australia	100

Thompsons, Kelly & Lewis Pty. Ltd.	Australia	100

Flowserve (Austria) GmbH	Austria	100

Flowserve Belgium N. V.	Belgium	100

Flowserve Finance Belgium BVBA	Belgium	100

Flowserve do Brasil Ltda.	Brazil	100

Flowserve Ltda.	Brazil	100

Flowserve Canada Corp.	Canada	100

Flowserve Canada Holding Corp.	Canada	100

Flowserve Canada Limited Partnership	Canada	100

Flowserve Nova Scotia Holding Corp.	Canada	100

Flowserve Chile S.A.	Chile	100

BPS Pipeline Valves Chengdu Co. Ltd.	China	67

Flowserve Shanghai Limited	China	100

SUFA-Flowserve-Sufa Nuclear	China	50
Power Equipment (Suzhou) Co., Ltd.

Flowserve Fluid Motion and	China	100
Control (Suzhou) Co., Ltd.

Flowserve Technology	China	100
(Shanghai) Co., Ltd.

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve XD Changsha Pump Co., Ltd.	China	50

Flowserve Colombia, Ltda.	Colombia	100

Flowserve Czech Republic, s.r.o.	Czech Republic	100

Naval OY	Finland	100

Flowserve France Holding S.N.C.	France	100

Flowserve France S.A.S.	France	100

Flowserve FSD S.A.S	France	100

Flowserve Pleuger S.A.S.	France	100

Flowserve Polyvalves S.A.S.	France	100

Flowserve Pompes S.A.S.	France	100

Flowserve Sales International S.A.S.	France	100

Flowserve S.A.S.	France	100

Deutsche Ingersoll-Dresser Pumpen GmbH	Germany	100

Flowserve Ahaus GmbH	Germany	100

Flowserve Dortmund GmbH & Co. KG	Germany	100

Flowserve Dortmund Verwaltungs GmbH	Germany	100

Flowserve Essen GmbH	Germany	100

Flowserve Flow Control GmbH	Germany	100

Flowserve Hamburg GmbH	Germany	100

Flowserve Germany GmbH	Germany	100

Flowserve Germany	Germany	100
Verwaltungs GmbH & Co. KG

Gestra AG	Germany	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
IDP Pumpen GmbH	Germany	100

Flowserve Berlin International GmbH	Germany	100

Audco India Ltd.	India	50

Flowserve India Controls Pvt. Ltd.	India	100

Flowserve Microfinish Pumps	India	76
Pvt. Ltd.

Flowserve Microfinish Valves	India	76
Pvt. Ltd.

Flowserve Sanmar Limited	India	40

PT Flowserve	Indonesia	100

Audco Italiana Srl	Italy	12.5

Flowserve Srl	Italy	100

Flowserve/Valbart Flow Control S.r.l.	Italy	50

Ingersoll-Dresser Pumps Srl	Italy	100

Valbart Srl	Italy	100

Worthington Srl	Italy	100

Ebara-Byron Jackson, Ltd.	Japan	40

Flowserve Japan Co. Ltd.	Japan	100

Niigata Worthington Company Ltd.	Japan	100

Flowserve Kazakhstan LLP	Kazakhstan	100

Korea Seal Master Company Ltd.	South Korea	40

Flowserve Korea Ltd.	South Korea	100

Flowserve Finance S.a.r.l.	Luxembourg	100

Flowserve Luxembourg Holdings S.a.r.l.	Luxembourg	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve SAAG Sdn Bhd	Malaysia	70

Flowserve (Mauritius) Corporation	Mauritius	100

Flowserve de S.R.L. de C.V.	Mexico	100

Industrias Medina S.A. de C.V.	Mexico	36.6

Inmobiliaria Industrial de Leon S.A. de C.V.	Mexico	36.6

Maquiladora Industrial de	Mexico	36.6
Leon S.A. de C.V.

Coöperatie Flowserve W.A.	Netherlands	100

Flow Holdings VI C.V.	Netherlands	100

Flowserve B.V.	Netherlands	100

Flowserve EMA V C.V.	Netherlands	100

Flowserve Finance B.V.	Netherlands	100

Flowserve Flow Control Benelux B.V.	Netherlands	100

Flowserve Netherlands C.V.	Netherlands	100

Flowserve Europe C.V.	Netherlands	100

Flowserve Netherlands Management B.V.	Netherlands	100

Flowserve International B.V.	Netherlands	100

Flowserve Repair & Services BV	Netherlands	100

FLS Dutch III C.V.	Netherlands	100

FLS Dutch IV C.V.	Netherlands	100

FLS Dutch VII C.V.	Netherlands	100

Flowserve New Zealand Limited	New Zealand	100

Flowserve Norway A.S.	Norway	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve Peru S.A.C.	Peru	100

Gestra Polonia SP. z.o.o.	Poland	100

Flowserve Portuguesa	Portugal	100
Mecanismos de Controlo de Fluxos, Lda.

OOO Flowserve	Russia	100

Arabian Seals Company, Ltd.	Saudi Arabia	40

Flowserve Abahsain Co. Ltd.	Saudi Arabia	60

Flowserve/Abahsain Flow	Saudi Arabia	60
Control Co. Ltd.

Flowserve—Al Rushaid	Saudi Arabia	51
Company Ltd.

Flowserve Pte. Ltd.	Singapore	100

Flowserve South Africa	South Africa	100
(Proprietary) Limited

Flowserve S.A.	Spain	100

Flowserve Spain S.L.	Spain	100

Gestra Espanola, S.A.	Spain	100

Flowserve Sweden AB	Sweden	100

NAF AB	Sweden	100

Palmstierna International AB	Sweden	100

Calder GmbH	Switzerland	100

Flowserve S.A.	Switzerland	100

Flowserve (Thailand) Limited	Thailand	100

Flowserve Al Mansoori	United Arab Emirates	49
Services Company Limited

Flowserve Gulf FZE	United Arab Emirates	100

Audco Limited	United Kingdom	100

Flowserve International Limited	United Kingdom	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve GB Limited	United Kingdom	100

BW/IP New Mexico, Inc.	United States — Delaware	100

Flowcom Insurance Company,	United States — Hawaii	100
Inc.

Flowserve Belgium Holdings	United States — Delaware	100
LLC

Flowserve CV Holdings LLC	United States — Delaware	100

Flowserve de Venezuela LLC	United States — Delaware	100

Flowserve Dutch Holdings LLC	United States — Delaware	100

Flowserve Holdings, Inc.	United States — Delaware	100

Flowserve International, Inc.	United States — Delaware	100

Flowserve International	United States — Delaware	100
Middle East Valves LLC

Flowserve Italy LLC	United States — Delaware	100

Flowserve LA Holdings LLC	United States — Delaware	100

Flowserve Management Company	United States — Delaware	100

Flowserve Mexico Holdings LLC	United States — Delaware	100

Flowserve Netherlands LLC	United States — Delaware	100

Flowserve Singapore LLC	United States — Delaware	100

Flowserve US Inc.	United States — Delaware	100

Flowserve Canada Holdings LLC	United States — Delaware	100

Flowserve CV5 Holdings LLC	United States — Delaware	100

PMV — USA, Inc.	United States — Texas	100

Valbart USA, Inc.	United States — Texas	100

Flowserve de Venezuela C.C.A.	Venezuela	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve Solutions Vietnam Ltd.	Vietnam	100

Flowserve Vietnam Co. LLC	Vietnam	100